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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements of Dean Foods Company (formerly known as Suiza Foods Corporation) on Form S-3 (Nos. 333-69627, 333-77813, 333-13119, 333-29207, 333-34133 and 333-45749), Form
S-4 (No. 333-29741) and on Form S-8 (Nos. 333-68319, 333-80641, 333-11185,
333-28019, 333-28021, 333-41353, 333-50013, 333-55969, 333-30160, 333-42828,
333-64936 and 333-75820) of our reports dated March 4, 2002, appearing in the Annual Report on Form 10-K of Dean Foods Company for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Dallas, Texas
April 1, 2002